UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 3.02 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 3.02 below is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On March 20, 2025, HealthLynked Corp., a Nevada corporation (the “Company”) issued and sold a convertible promissory note in the principal amount of $420,000 (the “Note”) to the Mary S. Dent Gifting Trust (the “Purchaser”). The Purchaser is controlled by the Chief Executive Officer and Chairman of the Company, Dr. Michael Dent.

The Note was issued in exchange for undocumented advances totaling $420,000 made by the trust between September and November 2024. The Note matures on September 20, 2025 (the “Maturity Date”). Proceeds from the Note have been and will be used for working capital and other general corporate purposes. The Note accrues interest at a rate of 12% per annum. However, such rate shall increase to an annual rate of 18% per annum for so long as any Event of Default (as defined in the Note) remains uncured.

The Note is convertible into shares of Company common stock, par value $0.0001 (the “Common Stock”) at the option of the Purchaser prior to the Maturity Date. The conversion price per share of Common Stock under each of the Notes is $0.0375.

On March 20, 2025, the Company and the Purchaser also entered into a Notes Extension Agreement pursuant to which the maturity dates on twelve notes payable to the Purchaser with aggregate principal totaling $1,216,500 (the “Extended Notes”) were extended until September 20, 2025 in exchange for a ten-year warrant to purchase 1,353,356 shares of Common Stock at an exercise price of $0.0375 per share (the “Warrant”). The interest rate on the Extended Notes was also increased from 12% to 15% after March 20, 2025.

The Notes and the Warrant were issued to the Purchaser, an accredited investor, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchaser in the Purchase Agreement. The Notes and the Warrant, and any shares issuable upon conversion of the Note and exercise of the Warrant, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

The foregoing description of the issuance and sale of the Note and Warrant to the Purchaser is not complete and is qualified in its entirety by reference to the full text of the Note, the Notes Extension Agreement, and the Warrant, which are filed herewith as Exhibits 10.1, 10.2, and 4.1, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Common Stock Purchase Warrant dated March 20, 2025
10.1	Convertible Promissory Note dated March 20, 2025
10.2	Notes Extension Agreement dated March 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: March 26, 2025	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer

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